Exhibit 21


                           SUBSIDIARIES OF REGISTRANT

NCT Group, Inc.'s subsidiaries as of December 31, 2004 are listed below.

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

                                                                                            Common
                                                          Jurisdiction of                   Equity
Name                                               Incorporation or Organization           Ownership
----                                               -----------------------------           ----------
NCT Muffler, Inc.                                            Delaware                        100%
NCT Far East, Inc.                                           Delaware                        100%
NCT Hearing Products, Inc.                                   Delaware                        100%
NCT Medical Systems, Inc.                                    Delaware                         90%
Pro Tech Communications, Inc.                                Florida                          86%
Noise Cancellation Technologies (Europe) Ltd.                UK                              100%
Artera Group, Inc.                                           Delaware                        100%
Artera (UK) Limited                                          UK                              100%
Midcore Software, Inc.                                       Delaware                        100%
Midcore Software Limited                                     UK                              100%
ConnectClearly.com, Inc.                                     Delaware                         99%
Distributed Media Corporation                                Delaware                         99%
DMC Cinema, Inc.                                             Delaware                         84%
Hospital Radio Network, Inc.                                 Delaware                        100%
Distributed Media Corporation International Ltd.             UK                              100%
Distributed Media Corporation Ltd.                           UK                              100%
DMC New York, Inc.                                           Delaware                        100%
NCT Audio Products, Inc.                                     Delaware                        100%
NCT Video Displays, Inc.                                     Delaware                        100%
Advancel Logic Corporation                                   California                       99%
Chaplin Patents Holding Company, Inc                         Delaware                        100%
2020 Science Limited                                         UK                              100%

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